                            NON-COMPETITION AGREEMENT
                            -------------------------


     NON-COMPETITION AGREEMENT dated December 23, 1996 among General Cable Industries, Inc., a Delaware corporation ("GCI"), General Cable Corporation, a Delaware corporation ("GCC"), Applied Photonic Devices, Inc., a Delaware corporation ("APD"), SpecTran Corporation, a Delaware corporation ("SpecTran"), and General Photonics, LLC, a Delaware limited liability company (the "JV Company").

                                    RECITALS

     WHEREAS, APD and GCI are parties to an Asset Purchase Agreement dated December 23, 1996 (the "Asset Purchase Agreement") pursuant to which APD sold and GCI acquired specified assets of APD (the "Purchased Assets");

     WHEREAS, APD and GCI have formed the JV Company and have entered into the Investor's Representations and Subscription Agreement dated December 22, 1996 and the Investor's Contribution Agreement, the Investor's Representations, Contribution Agreement and Subscription Agreement, the Investor's Contribution Agreement and the Limited Liability Company Agreement (the "JV Company Agreements"), all dated December 23, 1996, which among other things, provide for the contribution by GCI of the Purchased Assets and by APD of its remaining assets and certain specified liabilities to the JV Company, receipt by each of APD and GCI of a fifty percent (50%) Interest in the JV Company, and the agreement of APD and GCI regarding the governance and operation of the JV Company and respective rights and obligations as members of the JV Company;

     WHEREAS, the JV Company, APD, GCI and/or certain of their respective Affiliates have entered into certain other Related Agreements all dated December 23, 1996, including this Non-Competition Agreement (the Asset Purchase Agreement, JV Company Agreements and Related Agreements are sometimes collectively referred to herein as the Operative Agreements");

     WHEREAS, the parties intend that the JV Company will be the exclusive means of serving the Business in the Territory;

     WHEREAS, as an inducement to APD and GCI to execute, deliver and consummate the transactions contemplated by the Operative Agreements, and as an inducement for APD, GCI and their respective Affiliates to execute, deliver and consummate the transactions contemplated by the Related Agreements to which they are parties, and for other good and valuable consideration, APD and SpecTran, on the one hand, and GCI and GCC, on the other hand, have agreed to enter into this Non-Competition Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, the parties, intending to be legally bound, hereby agree as follows:

     1.   Certain Definitions.
          -------------------

          (a) "Business" has the meaning set forth in the Limited Liability Company Agreement, and where used in reference to The Eighteen Month Period (defined below) means the Business actually conducted upon the termination of the Interest of either (i) APD (or any wholly-owned subsidiary of SpecTran to whom APD may assign its Interest pursuant to the terms of the Limited Liability Company Agreement) or (ii) GCI (or any wholly-owned subsidiary of GCC to whom GCI may assign its Interest pursuant to the terms of the Limited Liability Agreement).

          (b) "Competing Business" has the meaning set forth in Section 5(b)(i) hereof.

          (c) "Direct Competitor" means a company, other entity or Person which has a business which competes with the Business in the Territory (i) whose revenues derived from the Business in the Territory exceed one-third of total company revenues and which is not its largest business segment or (ii) whose business that competes with the Business in the Territory is the largest business segment of such company, other entity or Person and the revenues derived from the Business in the Territory account for more than twenty (20) percent of total revenues of such company, other entity or Person.

          (d) "Fiber Supply Agreement" means the Fiber Supply Agreement among the JV Company, SpecTran Communication Fiber Technologies, Inc., SpecTran and GCI and GCC.

          (e) "Force Majeure" means if the performance of this Agreement or of any obligation hereunder, other than the payment of any money, is prevented, restricted or interfered with by reason of any act of God, civil disorder, strike, governmental act, war, general unavailability of raw materials in the market beyond the control of a party, or, without limiting the foregoing, by any other cause not within the control of a party hereto, then the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided that the party so affected shall use its best reasonable efforts to avoid or remove such causes for nonperformance and shall continue performance hereunder with the utmost dispatch whenever such cases are removed.

          (f) "General Cable Group" means GCC, GCI and their respective subsidiaries.

          (g) "Material Breach" means (a) any breach of this Agreement which is not cured within thirty days after receipt of written notice thereof from the non-breaching party, (b) a breach of the Standstill Agreement which is not cured within thirty days after receipt of written notice thereof from the non-breaching party or (c) a material breach of any of the Operative Agreements, other than this Agreement or the Standstill Agreement, as determined by the arbitrator under Section 15.1 of the LLC Agreement.

          (h) "Members" means GCI and APD.

          (i) "Product Purchase Agreement" means the Product Purchase Agreement between GCC, GCI, the JV Company, APD and SpecTran dated of even date herewith.

          (j) "Products" means optical fiber cables for the use in the Business in the Territory.

          (k) "Standstill Agreement" means the Standstill Agreement among GCC, GCI, SpecTran and APD dated of even date herewith.

          (l) "Territory" means the North American Free Trade Area as presently constituted (United States, Canada, Mexico).

          (m) "The Eighteen Month Period" has the meaning set forth in Section 3 of this Non-Competition Agreement.

          (n) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Limited Liability Company Agreement.

     2. BUSINESS TO BE CONDUCTED EXCLUSIVELY THROUGH THE JV COMPANY. Each Member commits to the mutual support of the JV Company as provided in the Operative Agreements for the duration of this Agreement and agrees that the JV Company will be the exclusive means by which they participate in the Business in the Territory, and that for the duration of this Agreement, they will not compete with it in the Business in the Territory or sell or distribute competing products in the Territory except as provided in the Operative Agreements. In support of this objective, the Members, GCC and SpecTran will not, and will cause their Affiliates to not, compete with the Business of the JV Company in the Territory.

     3. TERM. The term of this Non-Competition Agreement will be for so long as GCI (or an Affiliate thereof) and APD (or an Affiliate thereof) both have an ownership interest in the JV Company and thereafter, with regard to a party no longer having an ownership interest in the JV Company and that party's Affiliates, for a period of eighteen (18) months after the date that such party (or Affiliates thereof) ceases to have an ownership interest in the JV Company (for ease of reference, this portion of the term of the Non-Competition Agreement may be referred to as "The Eighteen Month Period"). Notwithstanding the foregoing, this Non-Competition Agreement will terminate if the Members voluntarily agree to dissolve the JV Company. In addition, if either Member or one of its Affiliates that is a party to an Operative Agreement commits a Material Breach of any of the Operative Agreements not remedied during any applicable cure period, then this Non-Competition Agreement will terminate as to the other Member and its Affiliates, so long as none of them has also committed a Material Breach of any of the Operative Agreements.

     4. NON-COMPETITION AND NON-SOLICITATION. Subject to Sections 5 and 7 below, the parties agree that during the term of this Agreement, each shall not, and shall not permit any of its Affiliates, for its own account, as a general partner, joint venturer, consultant, stockholder or otherwise, alone or in association with any other Person (i) to engage in any activity that would be competitive with the Business in the Territory, including but not limited to [A] solicitation of the JV Company's customers, suppliers, partners, joint venturers, agents, distributors, licensors, or licensees with the intention of competing with the Business, [B] permitting its name or any part thereof to be used or employed anywhere in the world in connection with any enterprise which is or would be competing with the Business in the Territory and [C] knowingly arranging for or permitting products manufactured outside the Territory which would be competitive with the JV Company's Products to be shipped, distributed or sold in the Territory; or (ii) to knowingly solicit, induce or actively attempt to influence any employee or consultant to terminate his or her employment or consultancy with the JV Company, except to the extent that APD may replace the Chief Executive Officer and GCI may replace the Chief Financial Officer as provided in the Limited Liability Company Agreement.

     5. CERTAIN PERMITTED ACTIVITIES. Notwithstanding Section 4 hereof, with regard to investments and acquisitions, the parties agree as follows:

          (a) The General Cable Group and SpecTran and its Affiliates may acquire an interest in a Direct Competitor of the JV Company of no greater than five (5) percent of the voting stock (all references to stock, if an entity does not have stock, shall be deemed to be references to voting power) of such entity. GCC will cause all Affiliates of GCC and GCI, other than the General Cable Group, to not acquire any interest in a Direct Competitor of the JV Company other than up to a maximum of ten (10) percent of the voting stock of such entity. A party holding less than the maximum permitted interest may at any time, including the Eighteen

Month Period, increase such interest up to such maximum. In both of these exceptions described in the first two sentences of this Section 5(a), all interests acquired in the voting stock of a Direct Competitor shall be for investment only and not with an intent to operate, control the operations of or participate in management decisions of a Direct Competitor. Furthermore, confidential or non-public information about a Direct Competitor in which an interest is being or has been acquired as described above in this Section 5(a) shall not (i) in the case where SpecTran or the General Cable Group is the acquiror, be disclosed to the acquiring company or its Affiliates and (ii) in the case where any Affiliate of GCC or GCI, other than the General Cable Group, is the acquiror, be disclosed to the General Cable Group. Notwithstanding the foregoing, it is understood and agreed that SpecTran and the General Cable Group may acquire control of a corporation or other entity which in turn has an interest in a Director Competitor of more than five (5) percent and the Affiliates of GCC and GCI other than the General Cable Group may acquire control of a corporation or other entity which in turn has an interest in a Direct Competitor of more than ten (10) percent, provided that in any such case, the acquirer will cause its acquired company to divest itself of its interest in such Direct Competitor as soon as commercially practicable, but in no event more than three months after the acquisition thereof or such longer period as may be required by law.

          (b) (i) Each of GCI (including its Affiliates) and SpecTran (including its Affiliates) may acquire Control of one company which has a business that competes with the Business in the Territory (a "Competing Business") but is not a Direct Competitor, provided that the acquiring company puts the Competing Business to the JV Company. The acquiror, will notify the JV Company of its intent to acquire a Competing Business as soon as practical after the acquiror commences material discussions with the owners of the Competing Business, subject to any restriction on such disclosure required by applicable laws and subject to the JV Company executing and delivering to the acquiror a confidentiality agreement identical in form and substance to that executed by the acquiror (or if none, a standard and customary confidentiality agreement). The acquiror shall deliver written notification to the JV Company of its acquisition of a Competing Business within two business days after the closing thereof, and the JV Company shall be obligated to purchase the Competing Business at its appraised value by paying


[FN]
-----------
    (1) The appraised value shall be the fair market value of the Competing Business (the "Fair Value"). Unless otherwise agreed, promptly after the delivery of the notice, the acquiror and the JV Company will each obtain an independent valuation of the Competing Business from an investment banking, accounting or other similarly qualified firm ("Appraiser") and will exchange their valuation

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the acquiror at least [********************] of the appraised value in cash. The acquiror will finance the remainder of the purchase price for up to [**********] (as determined by the JV Company) at an interest rate [****************] at which the JV Company could otherwise have borrowed to finance the acquisition (after taking into account the debt it would be assuming to finance this purchase) and such financing will be secured by a first priority lien on the assets being put to the JV Company. The JV Company will be obligated to refinance such financing as soon as practicable. An appropriate asset or stock purchase agreement, including normal representations and warranties regarding the Competing Business (which will be substantially identical to those the acquiror obtained from the seller of the Competing Business), will be negotiated in good faith between the acquiror and the JV Company. Regarding any decisions or actions required by the JV Company in this regard, the vote of the Managers who do not represent the acquiror will be determinative.

              (ii) If each of GCI (including its Affiliates) or SpecTran (including its Affiliates) wishes to acquire Control of a second company which has a Competing Business but is not a Direct Competitor, GCI or SpecTran, as the case may be, shall first obtain the prior Super-majority Approval of the JV Company's Board, which approval, if not forthcoming within thirty (30) days of notice thereof, will be deemed withheld.

              (iii) During The Eighteen Month Period, the parties remaining bound by this Non-Competition Agreement (or any successor thereto), and their Affiliates may not acquire Control of a company which has a Competing Business, whether or not it is a Direct Competitor.


[FN]
-----------------------

reports with each other. If the two valuation reports do not differ by more than five (5) percent, then the Fair Value will be the average of the two valuations. If the two valuations differ by more than five (5%) percent, then the two firms which provided the reports will, within thirty (30) days after the exchange of reports, select a third Appraiser (familiar with the industry but with absolutely no connection or business relationship with the JV Company, the Members or their Affiliates) to review the valuations of the two Appraisers and select the one that best represents Fair Value. The third Appraiser will notify the JV Company and the acquiror which one of the reports it has selected as representing Fair Value within thirty (30) days of such Appraiser's appointment. The JV Company will pay the expenses of the third Appraiser. closing of the purchase of the Competing Business will take place within ten (10) days of the final determination of Fair Value unless a later closing is required in order to comply with any legal, regulatory or stock exchange requirements.


[****] Confidential Treatment Granted


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          (c) During the Eighteen Month Period, GCI, GCC and SpecTran may not,
and will cause their respective Affiliates to not, acquire a non-Controlling interest in a company which is not a Direct Competitor, unless (i) the investment is held at the time the JV Company terminates through the Buy/Sell process described in the Limited Liability Company Agreement, provided the owner does not increase its interest (e.g., its stock ownership or rights to elect directors) during the term of such Eighteen Month Period, and (ii) the owner takes steps so that its Affiliates do not provide support with respect to the investment any greater than provided before the beginning of The Eighteen Month Period. The parties acknowledge that during The Eighteen Month Period, the parties remaining bound by this Non-Competition Agreement (or any successor thereto) and their Affiliates shall not increase their interest (e.g., its stock ownership or similar evidence of ownership or rights to elect directors or other governing officials) in a company which is not a Direct Competitor in which it holds a non-Controlling interest or take any new interest in another company which is not a Direct Competitor.

          (d) GCI, GCC and SpecTran may not, and shall cause their respective Affiliates to not, acquire Control of any company located outside the Territory which has a Competing Business that exports competing products into the Territory, unless either (i) that company ceases such exports to the Territory upon the completion of the acquisition or during an unwinding transitional period during which time existing contractual obligations and accepted orders are fulfilled, but no new contracts are entered into or new orders are accepted, or (ii) the acquiring company puts the Competing Business to JV Company as its one permitted put as set forth in Section 5(b)(i) above.

     6. EFFECT OF AGREEMENT ON NEW AFFILIATES. During the term of this Non-Competition Agreement, if an entity that is not an Affiliate of a party hereto as of the date of the execution hereof subsequently becomes an Affiliate, then the provisions relating to Affiliates will apply to such entity; provided, however, that nothing herein is intended to prevent any Person which has an existing business that is competitive with the JV Company from continuing such business in the event such Person acquires any party or an Affiliate thereof which is subject to this Non-Competition Agreement. During the term of this Non-Competition Agreement, if an Affiliate of a party ceases to be an Affiliate, then the provisions hereof relating to Affiliates will cease to apply to such entity.

     7. CERTAIN EXCEPTIONS. Notwithstanding anything in this Non-Competition Agreement to the contrary:

          (a) the parties agree that from and after an assignment of any Interest in the JV Company pursuant to Article 10 of the LLC Agreement, the activities contemplated by Section 6 of the Fiber

Supply Agreement and Section 7 of the Product Purchase Agreement shall not be deemed a violation of this Non-Competition Agreement; and

          (b) SpecTran's Affiliate, SpecTran Specialty Optics Company ("SSOC"), may manufacture and market (i) OEM-specified/proprietary and/or branded optical fiber cables or connectorized optical fiber cable assemblies used to interconnect those OEM's components, subsystems or systems (provided, however, that SSOC will not compete with the JV Company with respect to the private label business for standard open architecture customer premise systems currently conducted by APD), (ii) optical fiber cables used to monitor or control manufacturing equipment or processes and (iii) certain projects (e.g., New York Transit Authority) in accordance with guidelines established by Super-majority Approval of the Managers of the JV Company.

     8. REPRESENTATIONS AND WARRANTIES. Each of SpecTran and APD, on the one hand, and GCC and GCI, on the other hand, represent and warrant that neither they nor any of their respective Affiliates currently have an interest in any Person where a super-majority vote is required to confer ownership or the power to vote voting stock or other evidence of ownership or to elect or control the vote of the majority of the board of directors or other governing body of such Person, other than the interest of one of GCC and GCI's Affiliates in Qindago York Transportation Co., Ltd.

     9. SEVERABILITY. In the event that the restrictions on competition set forth herein shall be determined by a court of competent jurisdiction to be unenforceable or invalid in any respect, including by reason of its extent, duration or geographic scope, such restrictions shall remain and be interpreted as valid and enforceable to the maximum extent permitted by applicable law, which maximum extent, duration and geographic scope shall be interpreted and determined by such court in such action.

     10. EQUITABLE REMEDIES. The parties hereto, on behalf of themselves and their respective Affiliates, each agrees and acknowledges that all restrictions contained in this Agreement are necessary and fundamental to the protection of the Business and the goodwill attributable thereto and that a breach by any of the parties or any of their respective Affiliates of any covenant or provision in this Agreement would result in immediate and irreparable damage to the JV Company that could not adequately be compensated for by monetary award. Accordingly, it is expressly agreed by each of GCC, GCI, SpecTran and APD, that, in addition to all other remedies available to them, the non-breaching parties and the JV Company shall be entitled to the immediate remedy of a restraining order, interim injunction or other form of injunctive relief as may be decreed or issued by any court of competent jurisdiction to restrain or enjoin the breaching party from breaching or threatening to breach any such covenant or provision,


                                        8





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and the breaching party will not raise as a defense that the non-breaching parties or the JV Company have an adequate remedy at law.

     11. ENTIRE AGREEMENT. This Agreement (together with applicable provisions of the other Operative Agreements referenced herein) constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof. All previous agreements, promises, representations, commitments and understandings, whether verbal or written, between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective legal representatives, successors and permitted assigns of the parties hereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     12. AMENDMENT. This Agreement may be amended or modified only by a written agreement signed by each of the parties hereto.

     13. WAIVER. No waiver by any party of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein, nor shall it be effective unless in writing and signed by the party to be charged therewith. The failure of any party hereto to enforce at any time or for any period of time any provision hereof in accordance with its terms shall not be construed to be a waiver of such provision or of the right of such party thereafter to enforce any provision hereof.

     14. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, provided, however, that the parties agree that APD and GCI may assign their rights and obligations under this Agreement to any permitted transferee of an Interest in the JV Company as provided in the Limited Liability Company Agreement.

     15. NOTICES. All notices, consents, waivers or other communications which are required or permitted hereunder shall be in writing and shall be sufficient if delivered personally (including by means of recognized courier service for which a written receipt is given) or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission providing a receipt, as follows (or to such other address as shall be set forth in a notice given in the same manner):


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         If to Spectran or APD:

         SpecTran Corporation
         SpecTran Industrial Park
         50 Hall Road
         Sturbridge, Massachusetts 01566
         Attn:  Glenn E. Moore, Chief Executive Officer

                  FAX: 508-347-8626

         If to GCI or GCC:

         General Cable Industries, Inc.
         4 Tesseneer Drive
         Highland Heights, Kentucky 41076
         Attn: Kenneth McAllister

                  FAX: (606) 572-8444

         If to the JV Company:

         GENERAL PHOTONICS, LLC
         50 Tiffany Street
         Brooklyn, Connecticut 06234
         Attn:  Crawford L. Cutts, President

                  FAX: (860) 774-2571

     All such notices shall be deemed to have been given on the date personally delivered, upon possession of a receipt establishing a facsimile transmission was received or five (5) days after being mailed in the manner provided above.

     16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of laws.


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     IN WITNESS WHEREOF, this Non-Competition Agreement has been executed the day and year first above written.


                           GENERAL CABLE CORPORATION (on behalf of
                             itself and the General Cable Group)



                           By: /s/ Robert J. Siverd, Executive Vice President
                               ----------------------------------------------
                                [NAME AND TITLE]


                           GENERAL CABLE INDUSTRIES, INC.(on behalf
                             of itself and the General Cable
                             Group)



                           By: /s/ Robert J. Siverd, Executive Vice President
                               ----------------------------------------------
                                [NAME AND TITLE]


                           SPECTRAN CORPORATION (on behalf of itself
                             and its subsidiaries)



                           By: /s/ Raymond E. Jaeger
                               ----------------------------------------------
                                Raymond E. Jaeger
                                Chairman of the Board


                           APPLIED PHOTONIC DEVICES, INC.



                           By: /s/ Glenn E. Moore
                               ----------------------------------------------
                                Glenn E. Moore
                                Chief Executive Officer


                           GENERAL PHOTONICS, LLC



                           By: /s/ Crawford L. Cutts
                               ----------------------------------------------
                                Crawford L. Cutts
                                President



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